UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

CONSUMER DIRECT OF AMERICA

Nevada	000-32745	88-0471353

(State of Other Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 S. Sandhill Rd. Las Vegas, Nevada	89120

(Address of Principle Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (702) 547-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 20, 2003, Consumer Direct of America Inc., a Nevada corporation (the “Registrant”), acquired Pro Mortgage Corp., a California corporation (“PRO”) through a stock exchange effected pursuant to an Acquisition Agreement dated November 20, 2003 (the “Agreement”). Pursuant to the Agreement, the two stockholders of PRO transferred to the Registrant all of the issued and outstanding shares of capital stock of PRO and the Registrant issued to the two stockholders of PRO an aggregate of 3,000,000 shares of the common stock, par value $0.001, per share, of the Registrant. PRO has conducted its mortgage brokerage finance business under the name PRO Mortgage. The amount of consideration was determined by arms-length negotiations between the Registrant and the stockholders of PRO.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

The Registrant expects that audited and pro forma financial statements required under this item will be filed within 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) EXHIBITS (in accordance with Item 601 of Regulation S-K)

2.1 Acquisition Agreement, dated November 20, 2003, among the Registrant and the former stockholders of Professional Mortgage, Inc.

The Registrant agrees to furnish the schedules and exhibits to the Acquisition Agreement supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant reserves the right to seek confidential treatment for those schedules and exhibits which it deems confidential.

99.1 Press Release dated November 21, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CONSUMER DIRECT OF AMERICA, INC.

Date: January 14, 2004	/s/ MICHAEL A. BARRON

Michael A. Barron
Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT NAME

2.1	Acquisition Agreement, dated November 20, 2003, among the Registrant and the former stockholders of Professional Mortgage, Inc.

          The Registrant agrees to furnish the schedules and exhibits to the Acquisition Agreement and Plan of Reorganization supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant reserves the right to seek confidential treatment for those schedules and exhibits which it deems confidential.

99.1	Press Release dated November 21, 2003.